Exhibit (h)(12)

SCHEDULE A

Funds and Portfolios

Effective Date: September 30, 2013

Fund

BMO Funds, Inc., a Wisconsin corporation

Portfolios

BMO Large-Cap Value Fund

BMO Large-Cap Growth Fund

BMO Mid-Cap Value Fund

BMO Mid-Cap Growth Fund

BMO Small-Cap Value Fund

BMO Small-Cap Growth Fund

BMO Government Income Fund

BMO Short-Intermediate Bond Fund

BMO Intermediate Tax-Free Fund

BMO Short-Term Income Fund

BMO Prime Money Market Fund

BMO Government Money Market Fund

BMO Tax-Free Money Market Fund

BMO Lloyd George Emerging Markets Equity Fund

BMO Core Plus Bond Fund

BMO Corporate Income Fund

BMO Ultra Short Tax-Free Fund

BMO Dividend Income Fund

BMO Pyrford International Stock Fund

BMO Pyrford Global Strategic Return Fund

BMO Monegy High Yield Bond Fund

BMO Low Volatility Equity Fund

BMO Short Tax-Free Fund

BMO TCH Emerging Markets Bond Fund

BMO Target Retirement 2010 Fund

BMO Target Retirement 2020 Fund

BMO Target Retirement 2030 Fund

BMO Target Retirement 2040 Fund

BMO Target Retirement 2050 Fund

BMO Micro-Cap Fund

BMO Global Low Volatility Equity Fund

BMO Target Retirement 2015 Fund

BMO Target Retirement 2025 Fund

BMO Target Retirement 2035 Fund

BMO Target Retirement 2045 Fund

BMO Target Retirement 2055 Fund

BMO Small-Cap Core Fund

BMO Pyrford Global Equity Fund

BMO Multi-Asset Income Fund

BMO Global Natural Resources Fund

EACH OF THE ENTITIES, INDIVIDUALLY AND NOT JOINTLY, AS LISTED ON SCHEDULE A		BOSTON FINANCIAL DATA SERVICES, INC.

By:		By:
	John M. Blaser President As an Authorized Officer on behalf of each of the Funds indicated on Schedule A		Name: Title:

2